EX-99.1



Orbit E-Commerce Announces the Termination of NexTube Acquisition


TORONTO, November 19, 2008 - Orbit E-Commerce Inc.
(OTCBB:OECI), today announced the termination of the previously reported acquisition of NexTube Broadcasting Inc.
("NexTube").

As previously announced in a News Release on September 18, 2008, OECI had agreed in principle to acquire all outstanding stock of NexTube, a private Toronto company. NexTube is a company recently organized by Douglas Lloyd, President and CEO of OECI, incorporated solely for the purpose of funding an Internet Protocol Television ("IPTV")
business.   To clarify the September 18, 2008 press release,
NexTube had engaged D&D Securities Company to raise up to $5.0 million (Cdn) on a best efforts basis. D&D has recently advised NexTube that it will not proceed with the financing transaction.

 "In view of the current market situation and specifically OECI's lack of funding and any prospects for funding, it appears that we will cease all further activities of Orbit E-Commerce Inc." stated Mr. Douglas Lloyd, President & CEO of OECI.

"Overwhelming resources have been expended over the past several years for auditing, filing and legal expenses in the desire to maintain an OTC Bulletin Board listing," stated Mr. Douglas Lloyd. During the past several years, Management has been unsuccessful in its endeavors, both locally and internationally, to raise funds for the OTCBB public company to build an IPTV business. The costs and administrative burdens associated with trading on the OTCBB have significantly increased particularly in light of the Sarbanes-Oxley requirements.

SAFE HARBOR

This document contains forward-looking statements as defined by the federal securities laws which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information. However, there may be events in the future that we are not able to accurately predict or control.

Forward-looking statements are only predictions that relate to future events or our future performance and are subject to substantial known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results, outcomes, levels of activity, performance, developments, or achievements to be materially different from any future results, outcomes, levels of activity, performance, developments, or achievements expressed, anticipated, or implied by these forward-looking statements. As a result, we cannot guarantee future results, outcomes, levels of activity, performance, developments, or achievements, and there can be no assurance that our expectations, intentions, anticipations, beliefs, or projections will result or be achieved or accomplished. In summary, you should not place undue reliance on any forward-looking statements.

Contact Information

Contact information regarding this press release is by e-mail only: jn.nextube@gmail.com.